EXHIBIT INDEX

                                                    Sequentially
Exhibit                                             Numbered Page

  11       Computation of Primary and Fully
           Diluted Earnings Per Share                 17 - 18

ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                            THIRTEEN WEEKS ENDED     THIRTY-NINE WEEKS ENDED

                                         MAR.5, 1994  MAR.6, 1993   MAR.5, 1994   MAR.6, 1993

PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       36,051       37,160        36,092        37,049
Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  average market price)................        1,505        1,148         1,389         1,005

                   TOTALS..............       37,556       38,308        37,481        38,054

Net Income.............................      $12,300      $10,549       $32,447       $27,700


Primary earnings per common and
  common equivalent share..............        $0.33        $0.28         $0.87         $0.73




All share data has been adjusted to give effect to the 3-for-2 stock split paid on October 29, 1993.





























                                             Page 17

ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)







                                           THIRTEEN WEEKS ENDED      THIRTY-NINE WEEKS ENDED

                                         MAR.5, 1994  MAR.6, 1993   MAR.5, 1994   MAR.6, 1993

FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......       36,051       37,160        36,092        37,049
Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  higher of period-end or average
  market price)........................        1,534        1,148         1,418         1,081


                   TOTALS..............       37,585       38,308        37,510        38,130

Net Income.............................      $12,300      $10,549       $32,447       $27,700



Fully diluted earnings per common and
  common equivalent share..............        $0.33        $0.28         $0.87         $0.73









All share data has been adjusted to give effect to the 3-for-2 stock split paid on October 29, 1993




















                                             Page 18